Exhibit 99.2

THINKING DRONE , INC.
(FKA THINKING DRONE , LLC.)
Condensed Balance Sheets

	September 30,	December 31,
	2011	2010
	(Unaudited)

ASSETS
CURRENT ASSETS

Cash	$16,728	$10,000
Accounts receivable	57,643	79,059

TOTAL CURRENT ASSETS	74,371	89,059

TOTAL ASSETS	$74,371	$89,059

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$1,692	$6,069

TOTAL CURRENT LIABILITIES	1,692	6,069

STOCKHOLDERS' EQUITY

Common stock, no par value, 2,000,000
shares authorized and outstanding	-	-
Additional paid-in capital	-	-
Retained earnings	72,679	82,990

TOTAL STOCKHOLDERS' EQUITY	72,679	82,990

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$74,371	$89,059

The accompanying notes are an integral part of these condensed financial statements.

THINKING DRONE, INC
(FKA THINKING DRONE, LLC)
Condensed Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

REVENUES	$218,019	$319,412	$518,080	$630,392

OPERATING EXPENSES

Advertising and marketing	15,338	1,843	30,535	2,005
Payroll expense	54,537	70,652	158,878	219,909
Contractors expense	32,738	12,707	78,314	29,923
Professional fees	4,582	-	4,582	-
General and administrative	5,171	3,425	19,890	12,108

Total Operating Expenses	112,366	88,627	292,199	263,945

INCOME FROM OPERATIONS	105,653	230,785	225,881	366,447

OTHER INCOME

Other income	780	-	1,230	300

Total Other Income	780	-	1,230	300

INCOME BEFORE INCOME TAXES	106,433	230,785	227,111	366,747
PROVISION FOR INCOME TAXES	-	-	-	-

NET INCOME	$106,433	$230,785	$227,111	$366,747

EARNINGS PER SHARE	$0.05	$0.12	$0.11	$0.18

BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF COMMON SHARES OUTSTANDING	2,000,000	2,000,000	2,000,000	2,000,000

The accompanying notes are an integral part of these condensed financial statements.

THINKING DRONE, INC
(FKA THINKING DRONE, LLC)
Condensed Statements of Stockholders' Equity

			Additional		Total
	Common Stock		Paid-In	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity

Balance, December 31, 2009	2,000,000	$-	$-	$64,534	$64,534

Net shareholder distributions	-	-	-	(482,592)	(482,592)

Net income for the year ended
December 31, 2010	-	-	-	501,048	501,048

Balance, December 31, 2010	2,000,000	-	-	82,990	82,990

Net shareholder distributions (unaudited)	-	-	-	(237,422)	(237,422)

Net income for the nine months ended
September 30, 2011 (unaudited)	-	-	-	227,111	227,111

Balance, September 30, 2011 (unaudited)	2,000,000	$-	$-	$72,679	$72,679

The accompanying notes are an integral part of these condensed financial statements.

THINKING DRONE, INC
(FKA THINKING DRONE, LLC)
Condensed Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended
	September 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$227,111	$366,747
Changes in operating assets and liabilities:
Accounts receivable	21,416	64,522
Accounts payable and accrued expenses	(4,377)	4,010

Net Cash Provided by Operating Activities	244,150	435,279

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Shareholder distributions	(237,422)	(308,505)

Net Cash Used in Financing Activities	(237,422)	(308,505)

NET INCREASE IN CASH	6,728	126,774
CASH AT BEGINNING OF PERIOD	10,000	12

CASH AT END OF PERIOD	$16,728	$126,786

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:

CASH PAID FOR:
Interest	$-	$-
Income Taxes	-	-

NON-CASH FINANCING ACTIVITIES:	$-	$-

The accompanying notes are an integral part of these condensed financial statements.

THINKING DRONE, LLC.
Notes to the Condensed Financial Statements
September 30, 2011 (Unaudited)

NOTE 1 - INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying condensed interim financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2011, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed interim financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2010 audited financial statements.  The results of operations for the periods ended September 30, 2011 and 2010 are not necessarily indicative of the operating results for the full years.

NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position or statements.

NOTE 3 - SUBSEQUENT EVENTS

On November 9, 2011, Bitzio, Inc.’s wholly owned subsidiary, Bitzio Holdings, Inc., completed the purchase from the shareholders of all of the shares of the Company pursuant to a September 14, 2011 agreement, as amended. There is no material relationship between Bitzio, Inc. and the Sellers, other than the agreement.

As consideration for the acquisition, Bitzio Holdings, Inc. will pay the Sellers 5,000,000 shares of common stock of Bitzio, Inc. immediately and $500,000 cash, of which $50,000 is to be paid on or before November 30, 2011, not less than $25,000 is to be paid on or before the last day of each month commencing December 31, 2011 plus interest commencing from the closing date at 5.25 percent per annum computed monthly on the unpaid balance, if any, and the unpaid balance and unpaid interest, if any, is to be paid on or before October 31, 2012.

In accordance with ASC 855-10 Company management reviewed all material events through the date of this report.  There are no material subsequent events to report.